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                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made this 29th day of January, 2003, is between NCI BUILDING SYSTEMS, L.P., a Texas limited partnership (the "Company"), and JOHNIE SCHULTE (the "Employee").

         1. Employment Term. The Company hereby employs the Employee for a term commencing on April 10, 1989 and ending on December 31, 1995, subject to earlier termination as provided in Section 6 hereof, ending December 31, 1995 (such term, as from time to time extended or earlier terminated as hereafter provided, being herein referred to as the "term of this Agreement"). The Employee agrees to accept such employment and to perform the services specified therein, all upon the terms and conditions hereinafter stated. The term of this Agreement shall be automatically renewed after December 31, 1995 for successive one-month periods unless and until either party provides the other party with at least thirty (30) days prior written notice of such party's intention to terminate this Agreement.

         2. Duties. The Employee shall serve the Company in an executive capacity and shall report to, and be subject to the general direction and control of, the Board of Directors of the Company (the "Board"). The Employee shall perform the executive, management and administrative duties of the President and Chief Executive Officer of the Company and such other executive duties as are from time to time assigned to him by the Board or such executive officers and as are not inconsistent with the provisions hereof. The Company agrees that it will assign the Employee those duties, and only those duties, of the type, nature and dignity normally assigned to an officer of his position in a corporation of the size, stature and nature of the Company.

         3. Extent of Service. The Employee shall devote his full business time and attention to the business of the Company, and, except as may be specifically permitted by the Board, shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, provided, however, that such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement.

         4. Salary. The Company shall pay Employee a base salary of $125,000.00 per year. From time to time during the term of this Agreement, the Employee's salary may be increased by, and at the sole discretion of, the Board, or any committee thereof with responsibility for executive compensation matters, in which case the amount of such increased salary shall thereafter be deemed to be the amount of salary contracted for in this Agreement. The salary set forth herein shall be payable in installments in accordance with the payroll policies of the Company in effect from time to time during the term of this Agreement.

         5. Benefits. The Employee shall be eligible to receive those benefits during the term of this Agreement that are from time to time applicable to executive employees of the Company, together with any additional benefits determined in the sole discretion of the Board, or any committee thereof with responsibility for executive compensation matters.

Amended and Restated Employment Agreement - Johnie Schulte

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         6. Termination.

                  (a) Death. If during the term of this Agreement and while in the employ of the Company, the Employee dies, this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his Beneficiary (as hereinafter defined) except that the Company shall pay the Employee's Beneficiary (i) that portion of the Employee's salary accrued through the end of the month in which the Employee's death occurred and (ii) the Payments (as hereinafter defined) in the same manner and at the same times as if the Employee had not died. If Employee's Beneficiary dies prior to the payment of all of the Payments, the then present value of the remaining Payments shall be paid to Beneficiary's estate in a single sum distribution within 30 days after the date of Beneficiary's death.

                  (b) Disability. If during the term of this Agreement and while in the employ of the Company, the Employee is prevented for sixty (60) consecutive days or ninety (90) days in the aggregate from performing his duties hereunder due to disability, this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his Beneficiary except that the Company shall pay the Employee (i) that portion of the Employee's salary accrued through the end of the month in which the Board's determination of disability occurred and (ii) the Payments in the same manner and at the same times as if the Employee had not become disabled if, on each payment date, Employee has not breached or violated any of his covenants set forth in Section 8(a). For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Board, upon the advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement.

                  (c) Termination for Cause. Notwithstanding any other provision of this Agreement to the contrary, if Employee's employment with the Company is terminated for Cause, this Agreement shall automatically terminate, the Company shall have no further obligation to the Employee other than to pay the Employee his base salary accrued through the date of termination and Employee shall forfeit his or her rights to any other benefits under this Agreement.

                  (d) Involuntary Discharge. At any time during the term of this Agreement or prior to the end of the term of this Agreement, the Company may discharge the Employee without Cause, in which case this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his Beneficiary other than (i) to pay the Employee his base salary accrued through the date of such termination and (ii) the Payments in the same manner and at the same times as if the Employee's employment had not been terminated if, on each payment date, Employee has not breached or violated any of his covenants set forth in Section 8(a).

                  (e) Voluntary Termination. The Employee may voluntarily terminate his employment with the Company at any time during the term of this Agreement, in which case this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his Beneficiary other than (i) to pay the Employee his base salary accrued through the date of such termination and (ii) the Vested Payments (as hereinafter defined) in the amount and manner described in subsection (g) below.

                  (f) Payments. If Employee dies, becomes disabled or Employee's employment is terminated by the Company for any reason other than Cause, then for the


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following three-year period, the Company shall pay to the Employee an annual amount equal to 75% of the Employee's base salary in effect as of the date of termination of Employee's employment with the Company and the Company shall continue the Employee's participation in the Company's group health insurance program (if so requested by the Employee) on the same terms applicable to his on the date of discharge. Such amounts shall be paid to the Employee in the same manner and at the same times (in accordance with the Company's then existing payroll practices) as if the Employee had not died, became disabled or Employee's employment had not terminated (collectively, the "Payments"). If Employee dies prior to receiving all of the Payments and prior to his death had not breached or violated any of his covenants set forth in Section 8(a), Employee's Beneficiary shall receive the unpaid portion of Employee's Payments during the remainder of the three-year period. Notwithstanding any other provision of this Agreement to the contrary, if Employee breaches or violates any of his covenants set forth in Section 8(a), Employee immediately shall forfeit his or her rights to any remaining Payments.

                  (g) Vested Payments. If the Employee voluntarily terminates his employment with the Company, then for the following three-year period, the Company shall pay to the Employee an annual amount equal to 25%, 50% or 75% of the Employee's base salary in effect as of the date of termination of Employee's employment with the Company, dependent upon the amount vested as provided in this subsection. Such amounts shall be paid to the Employee in the same manner and at the same times (in accordance with the Company's then existing payroll practices) as if the Employee had not voluntarily terminated his employment with the Company (collectively, the "Vested Payments"). Employee's right to receive amounts under this subsection shall vest over a period of three (3) years, at the rate of 33-1/3% for each year of employment by Employee after the date hereof. If Employee dies prior to receiving all of the Vested Payments and prior to his death had not breached or violated any of his covenants set forth in
Section 8(a), Employee's Beneficiary shall receive the unpaid portion of Employee's Vested Payments during the remainder of the three-year period. Notwithstanding any other provision of this Agreement to the contrary, if Employee breaches or violates any of his covenants set forth in Section 8(a), Employee immediately shall forfeit his or her rights to any remaining Vested Payments.

                  (h) Cause. For purposes of this Agreement, "Cause" shall be determined by the Board of Directors, in its sole and absolute discretion, and means the occurrence of any or all of the following:

                           (i) Employee's conviction for committing an act of
                  fraud, embezzlement, theft, or other act constituting a felony; or

                           (ii) The willful engaging by Employee in gross
                  misconduct materially and demonstrably injurious to the Company, as determined by the Company. However, no act or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; or

                           (iii) The failure or inability for any reason of
                  Employee to devote his full business time to the Company's business.

                  (i) Present Value. For purposes of this Agreement, whenever the Company is required to calculate the present value of any benefit to be paid to Employee or Beneficiary hereunder, the Company shall calculate the present value of such benefit using a discount rate equal to the prime rate reported by the Company's principal bank lender on the date on which

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such payment became payable (i.e., the date of termination of Employee's employment with the Company), but in no event shall such discount rate exceed
8%.

         7. Confidential Information. The Employee acknowledges that in the course of his employment by the Company he has received and will receive certain trade secrets, programs, lists of customers and other confidential information and knowledge concerning the business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that the Information is confidential and he agrees not to reveal the Information to anyone outside the Company so long as the confidential or secret nature of the Information shall continue. The Employee further agrees that he will at no time use the Information in competing with the Company or any affiliate of the Company. Upon termination of this Agreement, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment or relating to the Information and the Employee agrees that all such materials will at all times remain the property of the Company.

         8. Restrictive Covenant.

                  (a) In the event of any termination of the Employee's employment with the Company for any reason at any time during the term of this Agreement, then for a period beginning on the date of such termination and ending three (3) years following the date of such termination, the Employee shall not engage, anywhere within a radius of 500 miles of any plant, mini-plant or any other manufacturing facility owned or operated by the Company as of the time of such termination (the "Territory"), as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, in the business of manufacturing or selling engineered building systems, metal building components or any other business ancillary thereto (the "Industry"), and the Employee shall not be the owner of more than 5% of the outstanding capital stock of any corporation, or a member or employee of any partnership or an owner or employee of any business that conducts a business in the Territory within the Industry. During such period, the Employee further agrees that he shall not, either directly or indirectly, through any person, firm, association or corporation with which the Employee is now or may hereafter become associated, cause or induce any present or future employee of the Company (or its successors and assigns) or any of their affiliates to leave the employ of the Company (or its successors and assigns) or any such affiliate to accept employment with the Employee or with such person, firm, association or corporation.

                  (b) The foregoing covenants in Section 8(a) shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such agreement is operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted by covenants Section 8(a) and the period of time during which such covenants are enforceable; provided, however, that in the event that as a result of an action being instituted against the Company by or on behalf of the Employee, a judgment of a court of competent jurisdiction is entered against the Company decreasing the period of time during which this Agreement is enforceable, the term of this Agreement shall be similarly decreased.

                  (c) The Employee represents and warrants to the Company that
(i) the Employee has the full right, power and authority to enter into and perform this Agreement, including (without limitation) the giving of the covenants in Section 8(a), (ii) the Employee acknowledges the giving of fair and adequate consideration for his covenants in Section 8(a), and that such covenants are necessary to protect the business, operations and goodwill of the


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Company and to attract investment in the Company, (iii) such covenants are not oppressive to the Employee in any respect, and (iv) on the date hereof, the Employee is not engaged in a common calling.

         9. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three (3) business days following the date mailed, postage prepaid, by certified mail, return receipt requested, or when sent by telex or telecopy and confirmed, if addressed to the respective parties as follows:

         If to the Employee:                Johnie Schulte
                                            16021 Kube Ct.
                                            Houston, Texas 77040
                                            Facsimile:

         If to the Company:                 NCI Building Systems, L.P.
                                            10943 North Sam Houston Parkway West
                                            Houston, Texas 77064
                                            Attention:  Chairman of the Board
                                            Facsimile: (281) 477-9670

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

         10. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Section 7 or 8 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of an such injunctive or any other equitable relief.

         11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12. Beneficiary. The Employee shall designate in writing on Exhibit "A" hereto the person or entity to receive benefits due under this Agreement after his death (a "Beneficiary"). If Employee fails to designate a Beneficiary or if the designated Beneficiary predeceases Employee, Employee's Beneficiary shall be his or her spouse, if living, and if no such spouse is living, Employee's estate.

         13. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee nor his Beneficiary shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

         14. Binding Effect. Subject to the provisions of Section 13 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

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         15. Captions. The section and subsection headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Complete Agreement. This Agreement represents the entire agreement between the parties concerning the subject hereof and supersedes all prior agreements between the parties concerning the subject thereof.

         17. Amendment; Waiver. This Agreement may not be amended or modified in any respect except by a written instrument signed by the Company and the Employee. No waiver, express or implied, by either party of a breach or violation of any provision of this Agreement by the other party shall be construed as a continuing waiver of such breach or violation or as a waiver of any future breach or violation of the same or any other provision of this Agreement. All amendments, modifications, consents, determinations and other actions made or taken by or on behalf of the Company under this Agreement shall require the approval of 75% of the Board, with the Employee abstaining.

         18. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         19. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Prior Employment Agreements. The Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment, consulting, non-competition or confidentiality agreements. The Employee shall indemnify and hold the Company harmless from any and all losses, costs, damages and expenses arising out of or resulting from any breach of or inaccuracy with respect to the representations and warranties of the Employee contained in this Section 20.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Houston, Texas as of the date and year first above written.

                                       NCI BUILDING SYSTEMS, L.P.

                                       By:  NCI Operating Corp., general partner


                                       By: /s/ A.R. Ginn
                                           -------------------------------------
                                           A.R. Ginn, Chairman of the Board



                                       /s/ Johnie Schulte
                                       -----------------------------------------
                                       JOHNIE SCHULTE


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